Exhibit 99

NEWS

ANADARKO ANNOUNCES 2012 FOURTH-QUARTER

AND FULL-YEAR RESULTS

HOUSTON, Feb. 4, 2013 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2012 fourth-quarter results, reporting net income attributable to common stockholders of $203 million, or $.40 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $254 million, or $.51 per share (diluted) on an after-tax basis.(1) Cash flow from operating activities in the fourth quarter of 2012 was $2.220 billion. Discretionary cash flow for the quarter totaled $1.612 billion. (2)

For the year ended Dec. 31, 2012, Anadarko reported net income attributable to common stockholders of $2.391 billion, or $4.74 per share (diluted), and full-year 2012 cash flow from operating activities was $8.339 billion. Discretionary cash flow for the year totaled $7.157 billion.

2012 OPERATIONAL HIGHLIGHTS

•	Delivered record sales volumes, representing an 8-percent increase over 2011
•	Achieved gross processed production milestones of 100,000 barrels of oil equivalent (BOE) per day in four U.S. onshore plays
•	Added 434 million BOE of proved reserves, replacing 162 percent of production, before the effects of price revisions
•	Announced two of the world’s largest discoveries of 2012 offshore Mozambique

“Anadarko’s outstanding operational results in 2012 demonstrated the flexibility and strength of our capital-efficient portfolio,” said Anadarko President and CEO Al Walker. “We achieved record production, highlighted by a 25,000 barrel-per-day increase in higher-margin liquids sales volumes over 2011, while continuing to safely improve efficiencies in every segment of our business. We achieved a reserve-replacement ratio of 162 percent, before the effects of price revisions, at competitive costs, and we remain on track to meet our goal of 3 billion BOE of proved reserves by the end of 2014. We also made significant progress advancing several large-scale development projects, contributing to our transparent future growth. We delivered a 67-percent success rate in

2012 from our deepwater exploration and appraisal drilling program, where we’ve had a very strong three-year average success rate of almost 70 percent. The combination of industry-leading deepwater exploration success and strong, capital-efficient operating results gives Anadarko a track record our employees are very proud of and look forward to building upon in 2013.”

2012 SALES VOLUMES AND PROVED RESERVES

Anadarko’s full-year sales volumes of natural gas, crude oil and natural gas liquids (NGLs) totaled a record 268 million BOE, or approximately 732,000 BOE per day, an increase of 8 percent over full-year 2011 sales volumes of approximately 248 million BOE. Fourth-quarter 2012 sales volumes of natural gas, crude oil and NGLs totaled 68 million BOE, or 741,000 BOE per day.

Anadarko added 434 million BOE of proved reserves in 2012, before the effects of price revisions, and incurred oil and natural gas exploration and development costs of $6.358 billion.(2) The company estimates its proved reserves at year-end 2012 totaled 2.56 billion BOE, with 74 percent of its reserves in the proved developed category and 26 percent categorized as proved undeveloped. At year-end 2012, Anadarko’s proved reserves were comprised of 46 percent liquids and 54 percent natural gas.

2012 U.S. ONSHORE HIGHLIGHTS

Anadarko’s U.S. onshore operating areas achieved a 28-percent increase in oil sales volumes for the full year relative to 2011. As announced in December, the company achieved gross processed production milestones of 100,000 BOE per day in four core growth plays (Wattenberg, Eagleford, Greater Natural Buttes and Marcellus), and made significant progress to enable future production growth throughout its U.S. onshore portfolio by continuing to expand its large and growing midstream infrastructure.

During 2012, Anadarko increased the net estimated resource potential in the core of its liquids-rich Wattenberg Horizontal play to a new range of 1.0 billion to 1.5 billion BOE, with significant additional potential on the company’s large mineral interest outside the core of the field. The Wattenberg field continues to generate outstanding economics, with rates of return in excess of 100 percent, and delivered sales volumes growth of more than 25 percent over 2011, including a 41-percent increase in oil sales volumes.

In the liquids-rich Eagleford Shale, Anadarko achieved a 93-percent increase in sales volumes and continued to significantly improve drilling and completions performance over 2011. By the end of 2012, drilling cycle times in the field averaged 9.2 days from spud to rig release, representing a 26-

percent improvement over the fourth quarter of 2011. Other core areas that demonstrated record sales-volumes growth in 2012 included Greater Natural Buttes, Marcellus, Permian oil and the East Texas Horizontal play.

2012 INTERNATIONAL AND DEEPWATER HIGHLIGHTS

In 2012, Anadarko continued a robust worldwide exploration and appraisal program, participating in more than 25 deepwater wells. As previously announced, the company made two new significant natural gas discoveries offshore Mozambique during 2012 at the Golfinho and Atum prospects. These discoveries more than doubled Anadarko’s previous estimated recoverable resources in the operated Offshore Area 1 to a range of 35 trillion cubic feet (Tcf) to 65-plus Tcf. Anadarko also continued its active appraisal drilling and testing programs, the results of which verified the high deliverability of both the Prosperidade and Golfinho/Atum complexes.

The company continued to advance the Mozambique liquefied natural gas (LNG) development toward first sales in 2018. In December, Anadarko reached Heads of Agreement with Eni, establishing foundational principles for the coordinated development of common natural gas reservoirs in Offshore Areas 1 and 4. Anadarko also awarded competitive Front-End Engineering and Design contracts for both the offshore installation and an initial, four-train onshore LNG park.

In West Africa, the company achieved significant exploration and appraisal success in discovering and delineating oil opportunities offshore Ghana and Côte d’Ivoire. In the Deepwater Tano Block offshore Ghana, Anadarko and its partners continued to advance the TEN (Tweneboa, Enyenra and Ntomme) complex by drilling three successful exploration/appraisal wells and submitting a Plan of Development to the Ghanaian government. The partnership also increased production at Jubilee to more than 110,000 barrels of oil per day, through the successful application of acid jobs and the startup of the initial phase-1A drilling program. The company’s Paon discovery offshore Côte d’Ivoire confirmed the extension of the upper Cretaceous fan play and could potentially anchor a new oil development.

The company achieved first oil in March at its Caesar/Tonga mega project in the deepwater Gulf of Mexico and, during the fourth quarter, drilled another successful development well in the field. Anadarko advanced its Heidelberg discovery by ordering long-lead items and expects to seek project sanction by mid-year 2013. In addition, the company drilled its first development well at its sanctioned Lucius development, encountering 910 net feet of oil pay.

In 2013, Anadarko is continuing its active international and deepwater drilling program with exploration, appraisal, completions and development activities under way in the Gulf of Mexico.

Internationally, Anadarko recently spud the first of two wells offshore Kenya, and expects to achieve initial oil production during the first quarter of 2013 from the first of three facilities in the El Merk complex in Algeria.

2012 FINANCIAL HIGHLIGHTS

•	Fully repaid $2.5 billion of borrowings under the company’s revolving credit facility
•	Accelerated value by monetizing more than $1 billion in assets
•	Resolved the Algerian TPE dispute, providing a $4.4 billion net-present-value benefit
•	Successfully completed the Western Gas Equity Partners, LP (NYSE: WGP) initial public offering

“Anadarko further strengthened its balance sheet during 2012 by repaying all borrowings under its revolving credit facility and improving the company’s net-debt-to-adjusted-capitalization(2) ratio from 41 percent at year-end 2011 to 34 percent at year-end 2012,” Walker said. “We ended the year with $2.5 billion of cash on hand, bolstered by the collection of $1 billion associated with the Algeria exceptional profits tax resolution. During the year, we actively managed our portfolio through various monetizations that accelerated significant value for our shareholders. Among these monetizations were the previously announced Lucius and Salt Creek carried-interest agreements, as well as a $114 million transaction for approximately 59,000 acres south of our core Wattenberg activity, while retaining a 20-percent royalty interest on our fee mineral acreage. We were also very pleased with the initial public offering of WGP, which established a current market value of more than $6.5 billion for Anadarko’s remaining 91-percent interest. Value acceleration will continue to be a priority for us in 2013, as demonstrated by the recently announced divestiture of our equity interest in the OCI soda ash business for $310 million and additional potential consideration.”

Anadarko generated $852 million of adjusted free cash flow(2) during the year, which includes the impact of $529 million of capital expenditures incurred by Western Gas Partners, LP (NYSE: WES).

Anadarko plans to communicate its 2013 capital program and performance expectations during an Investor Conference Call, scheduled for Feb. 20, 2013.

OPERATIONS REPORT

For more details on Anadarko’s 2012 operations, please refer to the operations report on fourth-quarter 2012 activity. The report is available at www.anadarko.com on the Investor Relations page.

CONFERENCE CALL TOMORROW AT 9 A.M. CST, 10 A.M. EST

Anadarko will host a conference call on Tuesday, February 5, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year results. The dial-in number is 855.812.0464 in the United States or 970.300.2271 for international calls. The confirmation number is 69777651. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the website for approximately 30 days following the call.

FINANCIAL DATA

Seven pages of summary financial data follow, including proved reserves, costs incurred and the company’s current hedge positions.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying tables for reconciliations of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2012, the company had approximately 2.56 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to finalize year-end reserves, drill, develop and commercially operate the drilling prospects identified in this news release, continue to coordinate development activities with Eni in Mozambique, successfully plan, secure necessary government approvals, finance, build and operate an LNG project and WGP’s market performance and the impact on Anadarko’s ownership interest. See “Risk Factors” in the company’s 2011 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “net estimated resource potential,” “estimated recoverable resources,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2011, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Brian Cain, brian.cain@anadarko.com, 832.636.3404

Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended December 31, 2012
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)
Unrealized gains (losses) on derivatives, net*	$162	$102	$0.20
Realized losses on interest-rate swaps	(64)	(41)	(0.09)
Gains (losses) on divestitures, net	(48)	(52)	(0.10)
Impairments	(223)	(143)	(0.28)
Change in uncertain tax positions (FIN 48)	—	(38)	(0.08)
Deepwater Horizon settlement and related costs	(3)	(2)	—
WES general partner Unit Appreciation Rights	(126)	(80)	(0.16)
	$(302)	$(254)	$(0.51)
*

For the quarter ended December 31, 2012, before-tax unrealized gains (losses) on derivatives, net includes $3 million related to commodity derivatives, $157 million related to other derivatives, and $2 million related to gathering, processing, and marketing sales.

	Quarter Ended December 31, 2011
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)
Unrealized gains (losses) on derivatives, net*	$151	$96	$0.19
Realized losses on interest-rate swaps	(57)	(36)	(0.07)
Gains (losses) on divestitures, net	265	247	0.49
Impairments, including unproved properties	(1,556)	(1,012)	(2.03)
Change in uncertain tax positions (FIN 48)	—	(11)	(0.02)
Deepwater Horizon settlement and related costs	147	94	0.19
Tronox-related contingent loss	(250)	(159)	(0.32)
	$(1,300)	$(781)	$(1.57)
*

For the quarter ended December 31, 2011, before-tax unrealized gains (losses) on derivatives, net includes $174 million related to commodity derivatives, $(27) million related to other derivatives, and $4 million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), and adjusted free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes fluctuations in assets and liabilities. Management uses free cash flow and adjusted free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended December 31,		Year Ended December 31,
millions	2012	2011	2012	2011
Net cash provided by operating activities	$2,220	$(2,087)	$8,339	$2,505
Adjustments
Deepwater Horizon settlement and related costs	4	3,891	(6)	3,948
Algeria exceptional profits tax settlement	(392)	—	(1,006)	—
Change in accounts receivable	(111)	54	(520)	993
Change in accounts payable and accrued expenses	(10)	(34)	476	(284)
Change in other items—net	(99)	(72)	(126)	16
Discretionary cash flow from operations	$1,612	$1,752	$7,157	$7,178

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended December 31,		Year Ended December 31,
millions	2012	2011	2012	2011
Discretionary cash flow from operations	$1,612	$1,752	$7,157	$ 7,178
Less: Capital expenditures*	1,933	1,942	7,311	6,553
Free cash flow	$(321)	$(190)	$(154)	$ 625
Collection of Algeria exceptional profits tax receivable	392	—	1,006	—
Adjusted free cash flow	$71	$(190)	$852	$ 625

*         Includes Western Gas Partners, LP (WES) capital expenditures of $169 million and $56 million for the three months ended December 31, 2012 and 2011, respectively, and $529 million and $439 million for the year ended December 31, 2012 and 2011, respectively.

	Quarter Ended December 31, 2012		Quarter Ended December 31, 2011
millions except per-share amounts	After Tax	Per Share (diluted)	After Tax	Per Share (diluted)
Net income (loss) attributable to common stockholders	$203	$0.40	$(358)	$ (0.72)
Less: Certain items affecting comparability	(254)	(0.51)	(781)	(1.57)
Adjusted net income (loss)	$457	$0.91	$423	$ 0.85

Presented below are reconciliations of costs incurred (GAAP) to oil and natural gas exploration and development costs (non-GAAP) and total debt (GAAP) to net debt (non-GAAP). Management believes oil and natural gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year, excluding certain obligations to be paid in future periods. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions				Year Ended December 31, 2012
Costs incurred				$ 6,367
Asset retirement obligation liability incurred				(98)
Cash expenditures for asset retirement obligations				89
Oil and natural gas exploration and development costs				$ 6,358

millions				December 31, 2012
Total debt				$ 13,269
Less: Cash and cash equivalents				2,471
Net debt				$ 10,798

Net debt				$ 10,798
Stockholders’ equity				20,629
Adjusted capitalization				$ 31,427

Net debt to adjusted capitalization ratio				34%

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended December 31,		Year Ended December 31,
millions except per-share amounts	2012	2011	2012	2011

Consolidated Statements of Income

Revenues and Other

Natural-gas sales	$762	$736	$2,444	$3,300
Oil and condensate sales	2,099	2,124	8,728	8,072
Natural-gas liquids sales	311	382	1,224	1,462
Gathering, processing, and marketing sales	240	298	911	1,048
Gains (losses) on divestitures and other, net	(2)	299	104	85

Total	3,410	3,839	13,411	13,967

Costs and Expenses

Oil and gas operating	244	263	976	993
Oil and gas transportation and other	245	258	955	891
Exploration	284	354	1,946	1,076
Gathering, processing, and marketing	211	201	763	791
General and administrative	430	276	1,246	1,060
Depreciation, depletion, and amortization	1,028	928	3,964	3,830
Other taxes	254	360	1,224	1,492
Impairments	223	1,487	389	1,774
Algeria exceptional profits tax settlement	—	—	(1,797)	—
Deepwater Horizon settlement and related costs	3	(147)	18	3,930

Total	2,922	3,980	9,684	15,837

Operating Income (Loss)	488	(141)	3,727	(1,870)

Other (Income) Expense

Interest expense	181	197	742	839
(Gains) losses on derivatives, net	(249)	(161)	(326)	461
Other (income) expense, net	10	256	(254)	254

Total	(58)	292	162	1,554

Income (Loss) Before Income Taxes	546	(433)	3,565	(3,424)

Income Tax Expense (Benefit)	356	(94)	1,120	(856)

Net Income (Loss)	$190	$(339)	$2,445	$(2,568)

Net Income (Loss) Attributable to Noncontrolling Interests	(13)	19	54	81

Net Income (Loss) Attributable to Common Stockholders	$203	$(358)	$2,391	$(2,649)

Per Common Share:

Net income (loss) attributable to common stockholders—basic	$0.40	$(0.72)	$4.76	$(5.32)
Net income (loss) attributable to common stockholders—diluted	$0.40	$(0.72)	$4.74	$(5.32)

Average Number of Common Shares Outstanding—Basic	500	498	500	498

Average Number of Common Shares Outstanding—Diluted	502	498	502	498

Exploration Expense

Dry hole expense	$94	$79	$440	$154
Impairments of unproved properties	61	123	1,104	471
Geological and geophysical expense	62	94	151	246
Exploration overhead and other	67	58	251	205

Total	$284	$354	$1,946	$1,076

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended December 31,		Year Ended December 31,
millions	2012	2011	2012	2011

Cash Flows from Operating Activities

Net income (loss)	$190	$(339)	$2,445	$(2,568)
Depreciation, depletion, and amortization	1,028	928	3,964	3,830
Deferred income taxes	69	(266)	164	(1,461)
Dry hole expense and impairments of unproved properties	155	202	1,544	625
Impairments	223	1,487	389	1,774
(Gains) losses on divestitures, net	48	(265)	71	(22)
Unrealized (gains) losses on derivatives, net	(162)	(151)	377	616
Deepwater Horizon settlement and related costs	3	(147)	18	3,930
Algeria exceptional profits tax settlement	—	—	(1,797)	—
Tronox-related contingent loss	—	250	(250)	250
Other	58	53	232	204

Discretionary Cash Flow from Operations	1,612	1,752	7,157	7,178
Deepwater Horizon settlement and related costs	(4)	(3,891)	6	(3,948)
Algeria exceptional profits tax settlement	392	—	1,006	—
(Increase) decrease in accounts receivable	111	(54)	520	(993)
Increase (decrease) in accounts payable and accrued expenses	10	34	(476)	284
Other items—net	99	72	126	(16)

Net Cash Provided by Operating Activities	$2,220	$(2,087)	$8,339	$2,505

Capital Expenditures	$1,933	$1,942	$7,311	$6,553

millions			December 31, 2012	December 31, 2011

Condensed Balance Sheets

Cash and cash equivalents			$2,471	$2,697
Algeria exceptional profits tax settlement			730	—
Other current assets			3,594	4,234
Net properties and equipment			38,398	37,501
Other assets			1,716	1,516
Goodwill and other intangible assets			5,680	5,831

Total Assets			$52,589	$51,779

Current portion of long-term debt			$—	$170
Other current liabilities			3,994	4,729
Long-term debt			13,269	15,060
Other long-term liabilities			13,444	12,837
Stockholders’ equity			20,629	18,105
Noncontrolling interests			1,253	878

Total Liabilities and Equity			$52,589	$51,779

Capitalization

Total debt			$13,269	$15,230
Stockholders’ equity			20,629	18,105

Total			$33,898	$33,335

Capitalization Ratios

Total debt			39%	46%
Stockholders’ equity			61%	54%

Anadarko Petroleum Corporation

(Unaudited)

Sales Volumes and Prices
	Average Daily Volumes			Sales Volumes			Average Sales Price
	Natural Gas MMcf/d	Crude Oil & Condensate MBbls/d	NGLs MBbls/d	Natural Gas Bcf	Crude Oil & Condensate MMBbls	NGLs MMBbls	Natural Gas Per Mcf	Crude Oil & Condensate Per Bbl	NGLs Per Bbl
Quarter Ended December 31, 2012
United States	2,521	159	87	232	15	8	$3.28	$92.50	$38.97
Algeria	—	47	—	—	4	—	—	109.68	—
Other International	—	28	—	—	3	—	—	107.56	—

Total	2,521	234	87	232	22	8	$3.28	$97.74	$38.97

Quarter Ended December 31, 2011
United States	2,328	129	75	214	12	7	$3.43	$100.32	$55.29
Algeria	—	60	—	—	6	—	—	111.29	—
Other International	—	31	—	—	2	—	—	110.98	—

Total	2,328	220	75	214	20	7	$3.43	$104.82	$55.29

Year Ended December 31, 2012
United States	2,495	149	83	913	55	30	$2.68	$97.46	$40.44
Algeria	—	54	—	—	20	—	—	110.29	—
Other International	—	30	—	—	11	—	—	112.61	—

Total	2,495	233	83	913	86	30	$2.68	$102.35	$40.44

Year Ended December 31, 2011
United States	2,334	132	74	852	48	27	$3.87	$97.70	$53.95
Algeria	—	57	—	—	21	—	—	108.74	—
Other International	—	28	—	—	10	—	—	110.12	—

Total	2,334	217	74	852	79	27	$3.87	$102.24	$53.95

	Average Daily Volumes MBOE/d	Sales Volumes MMBOE
Quarter Ended December 31, 2012	741	68
Quarter Ended December 31, 2011	683	63

Year Ended December 31, 2012	732	268
Year Ended December 31, 2011	680	248

Sales Revenue and Commodity Derivatives
	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil & Condensate		Natural Gas		Crude Oil & Condensate		NGLs
millions	Natural Gas		NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized
Quarter Ended December 31, 2012
United States	$762	$1,351	$311	$114	$20	$34	$(13)	$4	$(4)
Algeria	—	469	—	—	—	1	—	—	—
Other International	—	279	—	—	—	—	—	—	—

Total	$762	$2,099	$311	$114	$20	$35	$(13)	$4	$(4)

Quarter Ended December 31, 2011
United States	$736	$1,190	$382	$73	$246	$(2)	$(57)	$—	$(15)
Algeria	—	614	—	—	—	—	—	—	—
Other International	—	320	—	—	—	—	—	—	—

Total	$736	$2,124	$382	$73	$246	$(2)	$(57)	$—	$(15)

Year Ended December 31, 2012
United States	$2,444	$5,332	$1,224	$678	$(444)	$70	$64	$10	$14
Algeria	—	2,182	—	—	—	(5)	—	—	—
Other International	—	1,214	—	—	—	—	—	—	—

Total	$2,444	$8,728	$1,224	$678	$(444)	$65	$64	$10	$14

Year Ended December 31, 2011
United States	$3,300	$4,667	$1,462	$288	$192	$(58)	$131	$(1)	$4
Algeria	—	2,258	—	—	—	(3)	9	—	—
Other International	—	1,147	—	—	—	—	—	—	—

Total	$3,300	$8,072	$1,462	$288	$192	$(61)	$140	$(1)	$4

Anadarko Petroleum Corporation

Estimated Year-End Proved Reserves 2010 – 2012

MMBOE	2012	2011	2010
Proved Reserves
Beginning of year	2,539	2,422	2,304
Reserves additions and revisions
Discoveries and extensions	82	174	83
Infill-drilling additions	383	203	312

Drilling-related reserves additions and revisions	465	377	395
Other non-price-related revisions	(31)	7	(66)

Net organic reserves additions	434	384	329
Acquisition of proved reserves in place	4	—	1
Price-related revisions	(68)	8	29

Total reserves additions and revisions	370	392	359
Sales in place	(81)	(29)	(6)
Production	(268)	(246)	(235)

End of year	2,560	2,539	2,422

Proved Developed Reserves
Beginning of year	1,811	1,673	1,624

End of year	1,883	1,811	1,673

Anadarko Petroleum Corporation

Commodity Hedge Positions (Excluding Natural Gas Basis)

As of February 4, 2013

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu
		Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Two-Way Collars
2013 (April - October)	600	n/a	$3.18	$4.00

Fixed Price - Financial
2013	1,185	$4.00

	Volume (MBbls/d)	Weighted Average Price per barrel
		Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2013
Brent	26	$85.00	$105.00	$125.15

Fixed Price - Financial
2013
Brent	61	$108.72
WTI	47	$94.43

	108	$102.50

Interest Rate Derivatives As of February 4, 2013
Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	June 2014	June 2024	6.00%	3M LIBOR
Swap	$1,100 Million	June 2014	June 2044	5.57%	3M LIBOR
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$750 Million	Sept. 2016	Sept. 2046	5.86%	3M LIBOR